UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2005

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 (313) 235-4000

1-7310	Michigan Consolidated Gas Company	38-0478040
(a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 (313) 235-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
News Release dated May 3, 2005
Preliminary Summary of Key Provisions of the MichCon Final Rate Order

Item 8.01. Other Events

     On May 3, 2005, Michigan Consolidated Gas Company (“MichCon”), a wholly-owned subsidiary of DTE Energy Company (“DTE Energy”), issued a News Release in which it announced that it posted to the DTE Energy website at www.dteenergy.com a preliminary summary of key provisions of the Michigan Consolidated Gas Company final rate Order.

     For a detailed discussion, please see MichCon’s News Release dated May 3, 2005 and the preliminary summary of key provisions of the Michigan Consolidated Gas Company final rate Order dated May 3, 2005, attached as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)     Exhibits

99.1	News Release of MichCon dated May 3, 2005.
99.2	Preliminary summary of key provisions of the Michigan Consolidated Gas Company final rate Order dated May 3, 2005.

Forward-Looking Statements:

This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s and MichCon’s 2004 Form 10-K (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and MichCon that discuss important factors that could cause DTE Energy’s and MichCon’s actual results to differ materially. DTE Energy and MichCon expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 3, 2005	DTE ENERGY COMPANY (Registrant)

/s/ Michael E. Champley Michael E. Champley Senior Vice President

Date: May 3, 2005	MICHIGAN CONSOLIDATED GAS COMPANY (Registrant)

/s/ Michael E. Champley Michael E. Champley Senior Vice President

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	News Release of MichCon dated May 3, 2005.

99.2	Preliminary summary of key provisions of the Michigan Consolidated Gas Company final rate Order dated May 3, 2005.

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